Exhibit 99.1


                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE               Contact:    Daniel M. Healy
                                                Executive Vice President
                                                Chief Financial Officer
                                                (631) 844-1258


                        NORTH FORK TO PRESENT AT UPCOMING
                          FINANCIAL SERVICES CONFERENCE

     Melville, N.Y. - January 26, 2004 - North Fork Bancorporation, Inc. (NYSE:
NFB) will be presenting at the Smith Barney Citigroup Financial Services Conference in New York City on Tuesday, January 27 at 2:45 p.m. (ET).

     Smith Barney will host a webcast of the conference. North Fork's presentation will be available for viewing by visiting North Fork's website at http://www.northforkbank.com and clicking on Smith Barney Citigroup Conference Webcast - January 27, 2004. A printable version of the presentation slideshow will also be available on the North Fork website.


                                       4